UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement , if other than Registrant)

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COMVERSE TECHNOLOGY, INC.

909 Third Avenue

New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2005

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of COMVERSE TECHNOLOGY, INC. (the “Company”) will be held at the Hilton Huntington, 598 Broadhollow Road (Route 110), Melville, New York 11747, on Thursday, June 16, 2005, commencing at 1:00 P.M. (local time) for the following purposes:

1. To elect seven directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

2. To consider and vote upon a proposal to adopt the Company’s 2005 Stock Incentive Compensation Plan, under which up to 6,000,000 shares of the Company’s Common Stock, par value $.10 per share, may be issued as equity-based compensation to employees, directors and consultants of the Company and its subsidiaries and affiliates.

3. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending January 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on April 25, 2005 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report to Shareholders for the year ended January 31, 2005 accompanies this Notice of Meeting.

By Order of the Board of Directors,
William F. Sorin,
Secretary

May 9, 2005

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

COMVERSE TECHNOLOGY, INC.

909 Third Avenue

New York, New York 10022

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 16, 2005

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Comverse Technology, Inc., a New York corporation (the “Company”), for use at the Annual Meeting of the Shareholders of the Company to be held on Thursday, June 16, 2005 or any adjournment thereof (the “Annual Meeting”).

A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given in a proxy with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, such proxy will be voted in favor of such matter. As to any other matters properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment. Any shareholder who desires to revoke a proxy may do so at any time prior to the vote of the associated shares by tendering a written notice of revocation addressed to the Secretary of the Company, by attending the Annual Meeting in person and requesting the return of the proxy or by delivering to the Secretary of the Company another form of proxy bearing a later date of execution.

The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Company may, without additional compensation, solicit proxies by personal interviews, electronic mail, telephone and telefacsimile. The Company will, upon request, reimburse brokers and others who are only record holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

D.F. King & Co., Inc. has been engaged by the Company to assist in the solicitation of proxies and for such services will receive a fee of $8,000, reimbursement of certain out-of-pocket expenses and may be indemnified by the Company against certain losses that may arise from its engagement.

The Board of Directors has fixed the close of business on April 25, 2005 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued, outstanding and entitled to vote an aggregate of 200,218,474 shares of Common Stock. Attendance at the Annual Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the meeting. The Company believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

The affirmative vote of a plurality of the votes of the shares of Common Stock represented and voted at the meeting is required for the election of directors. A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

For each other item, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

This Proxy Statement and the accompanying form of proxy are first being mailed on or about May 9, 2005 to shareholders of record on the Record Date.

Corporate Governance Of The Company

The Board of Directors of Comverse Technology, Inc. (the “Board”) believes that shareholder confidence in the Company, its management and financial reporting is critical to the success of the Company. Our website, www.cmvt.com, provides information regarding the corporate governance policies of the Company. These policies provide a framework for the proper operation of the Company. The Board recognizes that there is an ongoing discussion about governance matters and, as such, the Board continues to review these policies and other aspects of the Company’s governance policies.

The Board adopted the Comverse Technology, Inc. Corporate Governance Guidelines and Principles (the “Guidelines”) to address significant governance issues. The Guidelines provide a framework for the Company’s corporate governance initiatives. The Corporate Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.

The Board of Directors has determined that the Board consists of a majority of independent directors. The Guidelines provide criteria for determining independence as required by applicable law, the Company’s by-laws, and the Nasdaq Stock Market, Inc. (“NASDAQ”) listing standards. A director qualifies as independent only if the Board determines that the director has no relationship that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.

The Guidelines provide that the Board shall not consider a director to be independent (subject to the interpretative materials of the NASDAQ) if such director:

•	is, or at anytime during the past five years was, employed by the Company or by any parent or subsidiary of the Company.

•	is affiliated with a company that is an adviser or consultant to the Company or a member of the Company’s senior management.

•	is affiliated with a significant customer or supplier of the Company.

•	has a personal services contract(s) with the Company or a member of the Company’s senior management.

•	is affiliated with a not-for-profit entity that receives significant contributions from the Company.

•	within the last five years has had any business relationship with the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission.

•	is employed by a public company at which an executive officer of the Company serves as a director.

•	accepted, or has a family member who accepted, any payments from the Company or any parent or subsidiary of the Company of more than $60,000 during the current or any of the past three fiscal years.

•	The following will not be considered payments in evaluating this requirement: (i) compensation for Board or Board committee service; (ii) payments arising solely from investments in the Company’s securities; (iii) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company; (iv) benefits under a tax-qualified retirement plan or non-discretionary compensation; or (v) loans permitted under Section 13 (k) of the Securities Exchange Act of 1934, as amended.

•	is a family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any parent or subsidiary of the Company.

•	is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization (including charitable organizations) to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000.

•	Payments (i) arising solely from investments in the Company’s securities, or (ii) under non-discretionary charitable contribution matching programs, will not be considered.

•	is, or has a family member who is, an executive officer of another entity where, at any time during the past five years, any of the Company’s executives served on that entity’s compensation committee.

•	is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm, or was a partner or employee of the Company’s independent registered public accounting firm who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that Messrs. Alon, Friedman, Hiram and Oolie are independent under the Guidelines and that the Board consists of a majority of independent directors. The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board also has determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities, including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent registered public accounting firm’s qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent registered public accounting firm and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing certain aspects of the Company’s Employee Code of Business Conduct and Ethics, and (vii) preparing the Audit Committee report required to be included in the Company’s annual proxy statement. Two of the Company’s audit committee members, Mr. Friedman and Mr. Hiram, are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Shareholders should understand that this designation is an SEC disclosure requirement relating to Mr. Friedman’s and Mr. Hiram’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the directors so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors. The Audit Committee Charter is available on the Company’s website, www.cmvt.com.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers, (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time, and (iii) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) overseeing the Company’s Codes of Business Conduct and Ethics, (iv) reviewing the overall corporate governance of the Company and recommending improvements, when necessary, and (v) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance. The Company’s Corporate Governance and Nominating Committee Charter is available on the Company’s website, www.cmvt.com.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under the Sarbanes-Oxley Act, to disclose promptly on the Company’s website amendments to, or waivers from, the Code of Business Conduct and Ethics, if any.

The Company also adopted an Employee Code of Business Conduct and Ethics, which can be found on the Company’s website, www.cmvt.com. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communicating with the Board

Any shareholder who desires to contact the Board may do so electronically by sending an email to the following address: boardofdirectors@comverse.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, Comverse Technology, Inc., 909 Third Avenue, New York, New York 10022, attention: General Counsel. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, the Audit Committee has established a Hotline to receive complaints and concerns regarding accounting, internal accounting controls and auditing matters, along with other matters on a confidential and/or anonymous basis. Information about the Hotline can be found on the Company’s website www.cmvt.com.

Security Ownership of Management and Principal Shareholders

The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock by each of the Named Executive Officers of the Company (as defined in the Executive Compensation section below), by each incumbent director, including those who are standing for re-election at the Annual Meeting, by all directors and executive officers as a group and by each person (including any group) known by the Company to beneficially own more than five percent of the issued and outstanding Common Stock. Except as otherwise noted, information is given as of April 15, 2005.

Name and Address(1)	Relationship with the Company	Number of Shares Beneficially Owned(2)		Percent of Total Outstanding Shares(3)
FMR Corporation 82 Devonshire Street Boston, MA 02109	Shareholder	27,975,722	(4)	13.8%

Kobi Alexander(a)	Chairman of the Board and Chief Executive Officer	4,515,270	(5)	2.2%

Zeev Bregman	Chief Executive Officer— Comverse	468,892	(6)	*

Dan Bodner	President and Chief Executive Officer—Verint	1,594	(7)	*

David Kreinberg	Executive Vice President and Chief Financial Officer	244,296	(8)	*

Shawn Osborne	President and Chief Executive Officer – Ulticom	7,500	(9)	*

Raz Alon	Director	38,000		*

Itsik Danziger	Director	325,188	(10)	*

John H. Friedman(b)(c)(d)	Director	101,250		*

Ron Hiram(a)(b)(c)(d)	Director	68,250	(11)	*

Sam Oolie(a)(b)(c)(d)	Director	58,250	(12)	*

William F. Sorin	Secretary and Director	162,271	(13)	*

All directors and executive officers as a group (11 persons)		5,990,761		2.9%

*	Less than 1%.
(a)	Member of Executive Committee of the Board.
(b)	Member of Audit Committee of the Board.
(c)	Member of Compensation Committee of the Board.
(d)	Member of Corporate Governance and Nominating Committee of the Board.

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Comverse Technology, Inc., 909 Third Avenue, New York, New York 10022.
(2)	The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership reflected in the table above includes restricted stock. It also includes shares issuable upon the exercise of stock options that are exercisable at or within 60 days after April 15, 2005. The table above does not include shares issuable upon the exercise of stock options that are not exercisable until more than 60 days after April 15, 2005. The shares subject to stock options held by the individuals identified above as of April 15, 2005 consist of the following:

	Number of Shares of Common Stock Subject to Options
	Exercisable at or Within 60 days after April 15, 2005	Not Exercisable at or Within 60 days after April 15, 2005
Kobi Alexander	4,218,310	562,787
Zeev Bregman	326,156	297,144
Dan Bodner	1,594	3,187
David Kreinberg	142,168	205,750
Shawn Osborne	7,500	0
Raz Alon	38,000	12,750
Itsik Danziger	325,188	77,187
John H. Friedman	101,250	12,750
Ron Hiram	68,250	12,750
Sam Oolie	58,250	12,750
William F. Sorin	162,271	41,432
All directors and executive officers as a group (11 persons)	5,448,937	1,238,487

(3)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on 200,206,677 shares of Common Stock issued and outstanding as of April 15, 2005.
(4)	Reflects beneficial ownership as of December 31, 2004 as reported on a Schedule 13G filed with the SEC on February 14, 2005 by FMR Corp. (the “FMR 13G”) and reports sole voting power with respect to 2,736,083 shares of Common Stock and sole dispositive power with respect to 27,975,722 shares of Common Stock. The beneficial ownership of shares of Common Stock reported on the FMR 13G included 217,967 shares of Common Stock resulting from assumed conversion of $25,355,000 principal amount of the Company’s 1.50% convertible senior debentures due December 2005 and 2,416,215 shares of Common Stock resulting from the assumed conversion of $43,430,000 principal amount of the Company’s zero yield puttable securities due May 2023. The FMR 13G reports beneficial ownership of shares of Common Stock by FMR Corp., Fidelity International Limited, Fidelity Management Trust Company, Strategic Advisers, Inc., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson and certain affiliates thereof. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.

(5)	Mr. Alexander also is the beneficial owner of 700,000 shares of common stock of Ulticom, Inc. (“Ulticom”), a subsidiary of the Company, and 214,815 common shares of Starhome BV (“Starhome”), a subsidiary of the Company. Mr. Alexander also is the beneficial owner of 389,312 shares of common stock of Verint Systems Inc. (“Verint”), a subsidiary of the Company, which includes 272,955 shares issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005. Mr. Alexander also is the beneficial owner of 8.1 shares of common stock of Startel Corporation (“Startel”), and 162 shares of common stock of CTI Capital Corporation (“CTI Capital”), each of which is a subsidiary of the Company, all of which are issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(6)	Mr. Bregman is also the beneficial owner of 2,935 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(7)	Mr. Bodner also is the beneficial owner of 163,380 shares of common stock of Verint, including 58,164 shares issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(8)	Mr. Kreinberg also is the beneficial owner of 20,464 shares of common stock of Ulticom, which includes 10,464 shares issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005, and 5,518 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(9)	Mr. Osborne also is the beneficial owner of 531,655 shares of Ulticom, which includes 526,655 shares issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(10)	Mr. Danziger also is the beneficial owner of 5,870 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(11)	Mr. Hiram also is the beneficial owner of 32,250 shares of common stock of Ulticom, which includes 31,250 shares issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.
(12)	Mr. Oolie also is the beneficial owner of 1,000 shares of common stock of Ulticom.
(13)	Mr. Sorin also is the beneficial owner of 11,545 shares of common stock of Ulticom, and 7,387 shares of common stock of Verint, all of which are issuable upon the exercise of stock options exercisable at or within 60 days after April 15, 2005.

Background of Directors and Executive Officers

The principal occupation and certain other information about the directors and executive officers of the Company are set forth on the following pages.

Kobi Alexander. Mr. Alexander, age 53, is a founder of the Company and has served as Chairman of the Board of Directors since September 1986 and as Chief Executive Officer since April 1987. Mr. Alexander has served as a director of the Company since its formation in October 1984. Mr. Alexander served as President of the Company from its formation in October 1984 until January 2001. Mr. Alexander also served as Co-Managing Director of the Company’s wholly-owned Israeli subsidiary, Comverse Ltd., from its formation in 1982 until October 1986. From October 1984 to September 1986, Mr. Alexander served as Co-Chairman and Co-Chief Executive Officer of the Company. Prior to the formation of Comverse Ltd., in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently a division of Citigroup Inc.). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists. Mr. Alexander also is Chairman of the Board and a director of Ulticom and Verint.

Zeev Bregman. Mr. Bregman, age 43, has served as Chief Executive Officer of Comverse, Inc. (“Comverse”) since January 2001. From 1987, Mr. Bregman served in various management and marketing positions within the Company, including Vice President, EMEA Division of Comverse and Vice President, Messaging Division of Comverse. Prior to joining the Company he was employed by Clarity Ltd. Mr. Bregman received a B.Sc., magna cum laude, in Mathematics and Computer Science and a M.Sc., summa cum laude, in Computer Science from Tel Aviv University. He also earned a Kellogg-Recanati International Executive MBA, a joint degree from the Faculty of Management of Tel-Aviv University and Northwestern University.

Dan Bodner. Mr. Bodner, age 46, has served as President and/or Chief Executive Officer of Verint since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of Verint. From 1987 to 1991, Mr. Bodner held various management positions with the Company. Prior to joining the Company, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987. Mr. Bodner also is a director of Verint.

David Kreinberg. Mr. Kreinberg, age 40, has served as Executive Vice President and Chief Financial Officer of the Company since September 2002. Previously, Mr. Kreinberg served as the Company’s Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg is a Certified Public Accountant, and prior to joining the Company he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in accounting from Yeshiva University and an M.B.A. in Finance and International Business from Columbia Business School in 1986 and 1990, respectively. Mr. Kreinberg also is a director of Ulticom and Verint.

Shawn K. Osborne. Mr. Osborne, age 44, has served as President and Chief Executive Officer of Ulticom, Inc. since September 1997. Mr. Osborne joined Ulticom, Inc. in January 1997 as Vice President of Sales and Strategic Planning. From October 1994 to January 1997, Mr. Osborne was President and Vice President of Sales and Marketing of CellTel Data, a provider of wireless data systems and transaction services. Mr. Osborne received a degree in Computer Science from the State University of New York in 1980. He currently serves on the Board of Directors of the Telecommunications Industry Association. Mr. Osborne also is a director of Ulticom.

Raz Alon. Mr. Alon, age 42, has served as a director since December 2003. Since November 2000, Mr. Alon has served as Chairman of TopView Ventures LLC, an investment firm focused on special situation investments in a broad range of industries. From 1998 to 2000, Mr. Alon served as a Director in the mergers and acquisitions department of Merrill Lynch & Co., Inc. with a focus on private equity and financial sponsor clients. From 1996 to 1998, Mr. Alon served as a Director at SG Securities Inc., the U.S. based mergers and acquisitions and merchant banking business unit of Societe Generale SA. From 1991 to 1996, Mr. Alon worked as an investment banker at Lehman Brothers Inc. Mr. Alon received a B.Sc. in Computer Science and Engineering, magna cum laude, from the University of California, Los Angeles in 1988 and an M.B.A. from Harvard Business School in 1991. Mr. Alon is an independent director.

Itsik Danziger. Mr. Danziger, age 56, has served as a director of the Company since November 1998. Mr. Danziger currently serves as an employee of the Company and Chairman of the Board of Directors of Starhome. Mr. Danziger served as President of the Company from January 2001 until March 2003, as Chief Operating Officer of Comverse from January 1998 and additionally as its President from May 1999 until January 2001. From 1985, Mr. Danziger served in various management positions with the Company, including Vice President of research and development, and General Manager and President of the Network Systems Division. Prior to joining the Company, he was employed for 10 years by Tadiran Ltd. in a variety of technical and managerial capacities. Mr. Danziger received a B.Sc. and M.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1974 and 1984, respectively.

John H. Friedman. Mr. Friedman, age 52, has served as a director of the Company since June 1994. Mr. Friedman is Managing Director of Easton Capital Corp., a private investment firm founded by Mr. Friedman in 1991. Mr. Friedman also is Managing Director of Easton Hunt Capital Partners, L.P., a $110 million Small Business Investment Company founded in 1999. From 1989 to 1991, Mr. Friedman was a Managing Director of Security Pacific Capital Investors. Prior to joining that firm, he was a Managing Director of E. M. Warburg, Pincus & Co., Inc., where he was employed from 1981 to 1989. From 1978 to 1980, Mr. Friedman practiced law with the firm of Sullivan & Cromwell in New York City. Mr. Friedman received a B.A., magna cum laude, from Yale University and a J.D. from Yale Law School. Mr. Friedman also is a director of Renovis Inc., Conor Medsystems, Inc. and YM BioSciences Inc. Mr. Friedman is an independent director.

Ron Hiram. Mr. Hiram, age 52, has served as a director of the Company since June 2001. Mr. Hiram is a Managing Partner of Eurofund 2000 L.P., a venture capital fund focused on Israeli related companies in the telecommunications, information technology and microelectronic spheres. Previously, Mr. Hiram co-headed TeleSoft Partners’ investment activities in Israel from 2001 to 2002. TeleSoft Partners is a Silicon Valley venture capital fund focusing on companies developing telecommunication-related technologies. From 1994 to 2000, Mr. Hiram served as a Managing Director and Partner of Soros Fund Management LLC (“Soros”), an international hedge fund, devoting the bulk of his time to private equity investments. Prior to joining Soros, Mr. Hiram worked at Lehman Brothers Inc. for thirteen years, most recently serving as Managing Director of a workout and restructuring group. Mr. Hiram was previously a director of the Company in 1986 and 1987. Mr. Hiram received a B. Comm. from the University of Natal, South Africa, in 1978 and an M.B.A. from Columbia University in 1981. Mr. Hiram also is a director of Ulticom. Mr. Hiram is an independent director.

Sam Oolie. Mr. Oolie, age 68, has served as a director of the Company since May 1986. Since August 1995, Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products. He has been Chairman of Oolie Enterprises, an investment company, since July 1985. He also served as a director of CFC Associates, a venture capital firm, from January 1984 to December 1999. He was Chairman of The Nostalgia Network, a cable television network, from April 1987 to January 1990 and was Vice Chairman and director of American Mobile Communications, Inc., a cellular telephone company, from February 1987 to July 1989. From February 1962 to July 1985, Mr. Oolie was Chairman, Chief Executive Officer and a director of Food Concepts, Inc., a provider of food services to institutions and hospitals. Mr. Oolie received a B.S. from Massachusetts Institute of Technology in 1958 and an M.B.A. from Harvard Business School in 1961. Mr. Oolie also serves as a director of NCT Group, formerly Noise Cancellation Technologies, Inc. Mr. Oolie is an independent director.

William F. Sorin. Mr. Sorin, age 56, has served as a director and Corporate Secretary of the Company since its formation in October 1984. Mr. Sorin is an attorney engaged in private practice and is Senior General Counsel of the Company. Mr. Sorin received a B.A., Phi Beta Kappa, from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973. Mr. Sorin also is a director of Verint.

Committees of the Board of Directors

The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board has also determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent registered public accounting firm’s qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent registered public accounting firm and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing certain aspects of the Company’s Employee Code of Business Conduct and Ethics and (vii) preparing the Audit Committee report required to be included in the Company’s annual proxy statement. Two of the Company’s audit committee members, Mr. Friedman and Mr. Hiram, are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act. Shareholders should understand that this designation is an SEC disclosure requirement relating to Mr. Friedman’s and Mr. Hiram’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the directors so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers, (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time, and (iii) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) overseeing the Company’s Codes of Business Conduct and Ethics (iv) reviewing the overall corporate governance of the Company and recommending improvements, when necessary, and (v) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

During the year ended January 31, 2005, there were eleven meetings and two actions by unanimous written consent of the Board of Directors of the Company, two meetings of the Corporate Governance and Nominating Committee, four meetings and two actions by unanimous written consent of the Compensation Committee, and eight meetings of the Audit Committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member during the year. The Board has adopted a policy of scheduled executive sessions where the independent directors will meet without management present. Directors are encouraged to attend annual meetings of the Company’s shareholders. Either in person or by teleconference, all directors attended the June 15, 2004 Annual Meeting of Shareholders.

Audit Committee

The Company has a separate-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s independent registered public accounting firm, the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting, financial and disclosure controls, and the annual independent audit of the Company’s financial statements and internal controls. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee Concerning the Company’s Audited Financial Statements for the Fiscal Year Ended January 31, 2005” and in its charter, which is available on the Company’s website, www.cmvt.com.

The Audit Committee consists of Ron Hiram, John H. Friedman and Sam Oolie. All members of the Audit Committee are “independent”, as independence is defined in Rules 4200 and 4350 of the National Association of Securities Dealers listing standards and further defined in the Company’s By-Laws. Mr. Hiram and Mr. Friedman are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act. Shareholders should understand that this designation is an SEC disclosure requirement relating to Mr. Hiram’s and Mr. Friedman’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the directors so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the

Company and representations that no other reports were required, during the fiscal year ended January 31, 2005 (“fiscal year 2004”), all Section 16(a) filing requirements were satisfied, except that Shawn Osborne, President and Chief Executive Officer of Ulticom, untimely filed one report for one transaction.

EQUITY COMPENSATION PLAN INFORMATION

As of January 31, 2005

	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	22,536,196	(1)	$ 15.44	5,877,508	(2)
Equity compensation plans not approved by shareholders(3)	0		N.A.	0

Total	22,536,196		$ 15.44	5,877,508

(1)	Includes 1,140,053 options with a weighted average exercise price of $22.18 under plans assumed in connection with the acquisition of Boston Technology, Inc.
(2)	Includes 1,544,232 shares remaining under the Company’s employee stock purchase plan. Such plan was terminated effective April 1, 2005.
(3)	This table excludes equity compensation plans from which the Company is no longer issuing shares other than shares to be issued upon exercise of options that are outstanding. As of January 31, 2005, there were options to acquire 67,191 shares with a weighted-average exercise price of $7.42 outstanding under such plans. The Company assumed these options in connection with acquisitions of various entities.

As of April 15, 2005, there were 21,505,861 shares of Common Stock reserved for issuance upon the exercise of stock options then outstanding and 4,348,930 shares of Common Stock were available for future grants under the Company’s stock incentive plans. The outstanding options have a weighted average exercise price of $15.64 and an average term to expiration of 6.54 years.

Executive Compensation

The following table presents summary information regarding the compensation paid or accrued by the Company for services rendered during the fiscal year ended January 31, 2003 (“fiscal year 2002”), the fiscal year ended January 31, 2004 (“fiscal year 2003”) and fiscal year 2004 by its Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ending	Salary			Bonus(1)			Restricted Stock Awards			Securities Underlying Options		All Other Compensation
Kobi Alexander Chief Executive Officer and Chairman of the Board of Directors	Jan. 2005 Jan. 2004 Jan. 2003	$ $ $	671,951 677,386 672,000	(4)	$ $ $	898,218 — —	(5)	$ $ $	2,163,429 2,999,320 —	(2) (6)	182,100 461,000 1,937,999	(7)	$ $ $	658,112 597,877 657,760	(3) (3) (3)

Zeev Bregman Chief Executive Officer, Comverse	Jan. 2005 Jan. 2004 Jan. 2003	$ $ $	219,319 161,134 155,120	(10) (10)	$ $ $	535,959 — —	(11)	$ $ $	1,409,400 1,374,410 —	(8) (12)	120,000 211,300 569,500	(7)	$ $ $	70,558 67,699 55,831	(9) (9) (9)

Dan Bodner President and Chief Executive Officer, Verint	Jan. 2005 Jan. 2004 Jan. 2003	$ $ $	400,000 262,500 200,000		$ $ $	334,882 325,000 200,000		$ $ $	— — —	(13) (16)	— — 57,377	(14) (17) (7)	$ $ $	38,416 36,884 4,261	(15) (15) (15)

David Kreinberg Executive Vice President and Chief Financial Officer	Jan. 2005 Jan. 2004 Jan. 2003	$ $ $	325,000 262,500 200,000		$ $ $	449,109 250,000 170,000		$ $ $	1,057,050 875,080 —	(18) (20)	100,000 134,500 249,351	(7)	$ $ $	86,905 55,550 118,006	(19) (19) (19)

Shawn Osborne President and Chief Executive Officer, Ulticom	Jan. 2005 Jan. 2004 Jan. 2003	$ $ $	240,000 225,000 225,000		$ $ $	200,000 100,000 —		$ $ $	— — —		— — —	(21) (23) (24)	$ $ $	14,000 14,000 14,000	(22) (22) (22)

(1)	Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.
(2)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 9, 2004. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2005, Mr. Alexander received 92,100 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $2,058,435. As of January 31, 2005, Mr. Alexander held a total of 271,700 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $6,072,495.

(3)	These amounts include (i) $529,618, $466,924 and $410,363 accrued in the years ended January 31, 2005, 2004 and 2003, respectively, for payments due on termination of employment for any reason pursuant to the terms of Mr. Alexander’s employment agreements with the Company; (ii) $38,637, $85,666 and $211,184 paid in the years ended January 31, 2005, 2004 and 2003, respectively, in premiums for life and disability insurance, of which $0, $0 and $125,000, respectively, was provided under arrangements whereby the Company is entitled to reimbursement of premiums paid under the arrangements from the benefit payments or cash surrender value; (iii) $49,835, $7,750 and $0 for fees paid in the years ended January 31, 2005, 2004 and 2003, respectively, for legal, tax and financial advisement; (iv) $16,500, $16,042 and $15,752 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for automobile lease and insurance; (v) $7,489, $4,133 and $4,040 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for reimbursement of medical expenses; (vi) $4,235, $4,370 and $4,281 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for reimbursement of certain travel expenses; (vii) $9,798, $10,992 and $10,140 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for social benefits in Israel; and (viii) $2,000, $2,000 and $2,000 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for 401(k) matching payments.
(4)	Includes $5,386 of payments in lieu of earned vacation.
(5)	For the year ended January 31, 2004, Mr. Alexander voluntarily waived a $500,000 bonus awarded to him by the Compensation Committee.
(6)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 19, 2003. These shares of restricted stock vest 50% on December 19, 2005, 25% on December 19, 2006 and 25% on December 19, 2007. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2004, Mr. Alexander received 179,600 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $4,014,060.
(7)	No Named Executive Officer was granted options in the Company for fiscal year 2002 other than options exchanged by the individual as part of the Company’s stock option exchange program (the “SOEP”). In May 2002, after receiving the approval of the Company’s shareholders, the Company commenced the SOEP, which provided participating employees the opportunity to have unexercised stock options cancelled in exchange for replacement options at a ratio of 0.85 new options for each existing option cancelled, with an exercise price equal to the fair market value of the Company’s stock on December 23, 2002.
(8)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 9, 2004. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2005, Mr. Bregman received 60,000 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $1,341,000. As of January 31, 2005, Mr. Bregman held a total of 142,300 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $3,180,405.

(9)	These amounts include (i) $8,357, $6,060 and $0 for fees paid in the years ended January 31, 2005, 2004 and 2003, respectively, for legal, tax and financial advisement, (ii) $41,839, $46,106 and $43,511 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for social benefits in Israel and (iii) $20,362, $15,533 and $12,320 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for automobile lease and insurance.
(10)	In each of the years ended January 31, 2004 and 2005, Mr. Bregman voluntarily waived approximately $57,000 of an increase in his salary and certain related benefits.
(11)	For the year ended January 31, 2004, Mr. Bregman voluntarily waived a $250,000 bonus awarded to him by the Compensation Committee.
(12)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 19, 2003. These shares of restricted stock vest 50% on December 19, 2005, 25% on December 19, 2006 and 25% on December 19, 2007. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2004, Mr. Bregman received 82,300 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $1,839,405.
(13)	Mr. Bodner was not granted any restricted shares in the Company. On December 9, 2004, Mr. Bodner was granted 35,000 restricted shares of Verint with a value of $1,228,850 on such issuance date. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of this grant at the January 31, 2005 closing price per share of Verint of $38.13 was $1,334,550. As of January 31, 2005, Mr. Bodner held a total of 90,900 shares of restricted stock of Verint and the value of these holdings at the January 31, 2005 closing price per share of Verint of $38.13 was $3,466,017.
(14)	See footnote 1 to “Stock Option Grants in Last Fiscal Year,” which describes Mr. Bodner’s Verint option grant for the year ended January 31, 2005.
(15)	These amounts include (i) $1,170, $1,170 and $1,170 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for life insurance; (ii) $20,000, $20,000 and $0 for fees paid in the years ended January 31, 2005, 2004 and 2003, respectively, for legal, tax and financial advisement; (iii) $15,246, $13,714 and $1,091 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for automobile lease and insurance; and (iv) $2,000, $2,000 and $2,000 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for 401(k) matching payments.
(16)	Mr. Bodner was not granted any restricted shares in the Company. On December 12, 2003, Mr. Bodner was granted 55,900 restricted shares of Verint with a value of $1,285,700 on such issuance date. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. The value of this grant at the January 31, 2005 closing price per share of Verint of $38.13 was $2,131,467.
(17)	For the year ended January 31, 2004, Mr. Bodner was granted options to purchase 117,200 shares of Verint.

(18)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 9, 2004. These shares of restricted stock vest 50% on December 9, 2006, 25% on December 9, 2007 and 25% on December 9, 2008. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2005, Mr. Kreinberg received 45,000 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $1,005,750. As of January 31, 2005, Mr. Kreinberg held a total of 97,400 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $2,176,890.
(19)	These amounts include (i) $46,200, $40,000 and $100,000 accrued in the years ended January 31, 2005, 2004 and 2003, respectively, for payments due on termination of employment for any reason pursuant to the terms of Mr. Kreinberg’s employment agreement with the Company; (ii) $22,160, $2,160 and $2,160 paid in the years ended January 31, 2005, 2004 and 2003, respectively, in premiums for life insurance; (iii) $4,972, $0 and $0 for fees paid in the years ended January 31, 2005, 2004 and 2003, respectively, for legal, tax and financial advisement; (iv) $11,573, $11,390 and $13,846 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for automobile lease and insurance; and (v) $2,000, $2,000 and $2,000 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for 401(k) matching payments.
(20)	The value indicated is based on the number of restricted shares awarded and the stock price on the issuance date of December 19, 2003. These shares of restricted stock vest 50% on December 19, 2005, 25% on December 19, 2006 and 25% on December 19, 2007. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. For the year ended January 31, 2004, Mr. Kreinberg received 52,400 shares of restricted stock and the value of these holdings at the January 31, 2005 closing price per share of Common Stock of $22.35 was $1,171,140.
(21)	See footnote 2 to “Stock Option Grants in Last Fiscal Year,” which describes Mr. Osborne’s Ulticom option grant for the year ended January 31, 2005.
(22)	These amounts include: (i) $12,000, $12,000 and $12,000 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for automobile lease and insurance; and (ii) $2,000, $2,000 and $2,000 paid in the years ended January 31, 2005, 2004 and 2003, respectively, for 401(k) matching payments.
(23)	For the year ended January 31, 2004, Mr. Osborne was granted options to purchase 75,000 shares of Ulticom.
(24)	For the year ended January 31, 2003, Mr. Osborne was granted options to purchase 100,000 shares of Ulticom.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options to purchase shares of Common Stock granted during the year ended January 31, 2005 to the Named Executive Officers under the Company’s employee stock option plans:

Individual Grants

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Period	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
					5%	10%
Kobi Alexander	182,100	4.8%	$23.49	December 9, 2014	$2,690,115	$6,817,280
Zeev Bregman	120,000	3.2%	$23.49	December 9, 2014	$1,772,728	$4,492,441
Dan Bodner(2)	—	—	—	—	—	—
David Kreinberg	100,000	2.7%	$23.49	December 9, 2014	$1,477,273	$3,743,701
Shawn Osborne(3)	—	—	—	—	—	—

(1)	Represents the gain that would be realized if the options were held for their entire term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grants.
(2)	Mr. Bodner was granted options to purchase 80,000 shares of Verint at an exercise price of $35.11 per share with an expiration date of December 9, 2014. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $1,766,439 and $4,476,504, respectively.
(3)	Mr. Osborne was granted options to purchase 75,000 shares of Ulticom at an exercise price of $10.85 per share with an expiration date of July 9, 2014. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $511,763 and $1,296,908, respectively.

The options in the above table vest in increments over the period of four years from the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth, as to each Named Executive Officer, the shares of Common Stock acquired on exercise of options during the year ended January 31, 2005, value realized, number of unexercised options held at January 31, 2005, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ of $22.35 on January 31, 2005, net of the associated exercise price.

Aggregated Option Exercises in the Year Ended January 31, 2005

and Value of Unexercised Options at January 31, 2005

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kobi Alexander(1)	—	$—	4,207,621	623,476	$49,608,861	$3,084,743
Zeev Bregman(2)	80,000	$1,117,672	357,013	326,287	$3,897,005	$1,461,000
Dan Bodner(3)	—	$—	52,596	4,781	$622,211	$56,559
David Kreinberg(4)	47,143	$667,925	127,121	220,797	$1,296,039	$805,621
Shawn Osborne(5)	6,200	$44,574	7,500	—	$57,000	$—

See “Options to Purchase Subsidiary Shares” for information regarding the grant to certain executive officers of options to purchase shares of subsidiaries of the Company.

(1)	Mr. Alexander realized $3,031,587 on the exercise of options to purchase 86,619 shares of Verint common stock during the year ended January 31, 2005. As of January 31, 2005, Mr. Alexander also owned options to purchase (i) 272,955 shares of common stock of Verint valued at $8,990,063 all of which were exercisable, (ii) 8.1 shares of common stock of Startel, all of which were exercisable and none of which were exercised during the year ended January 31, 2005, and (iii) 162 shares of common stock of CTI Capital, all of which were exercisable and none of which were exercised during the year ended January 31, 2005.
(2)	Mr. Bregman realized $70,948 on the exercise of options to purchase 2,935 shares of Verint common stock and $111,233 on the exercise of options to purchase 12,272 shares of Ulticom common stock during the year ended January 31, 2005. As of January 31, 2005, Mr. Bregman also owned options to purchase (i) 2,935 shares of common stock of Verint valued at $86,415, none of which were exercisable and (ii) 22,400 common shares of Starhome, none of which were exercisable.
(3)	Mr. Bodner realized $3,337,516 on the exercise of options to purchase 167,385 shares of Verint common stock during the year ended January 31, 2005. As of January 31, 2005, Mr. Bodner also owned options to purchase 222,699 shares of common stock of Verint valued at $3,168,567, of which options to purchase 9,300 shares, valued at $140,709, were exercisable.
(4)	Mr. Kreinberg realized $167,196 on the exercise of options to purchase 16,900 shares of Ulticom common stock and $115,729 on the exercise of options to purchase 5,000 shares of Verint common stock during the year ended January 31, 2005. As of January 31, 2005, Mr. Kreinberg also owned options to purchase (i) 6,741 shares of common stock of Verint, valued at $165,274, of which options to purchase 2,094 shares, valued at $46,340 were exercisable, (ii) 10,464 shares of common stock of Ulticom, valued at $123,622, all of which are exercisable and (iii) 9,000 common shares of Starhome, none of which were exercisable.

(5)	Mr. Osborne realized $376,984 on the exercise of options to purchase 33,000 shares of Ulticom common stock during the year ended January 31, 2005. As of January 31, 2005, Mr. Osborne also owned options to purchase 707,905 shares of common stock of Ulticom valued at $5,503,504, of which options to purchase 507,905 shares, valued at $4,688,754, were exercisable.

Employment Agreements

The Company is obligated under employment agreements with Kobi Alexander, its Chairman and Chief Executive Officer, to provide compensation, severance, insurance and fringe benefits through February 1, 2007. Minimum salary payments under the contracts currently amount to $672,000 per year. Mr. Alexander also is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee. Following termination of his employment with the Company the executive is entitled to receive a severance payment equal to $181,585 times the number of years from January 1983, the amount of which payment increases at the rate of 10% per annum compounded for each year of employment following December 31, 2005, plus continued fringe benefits for three years. In addition to the severance payment, if the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is additionally entitled to the accelerated vesting of all stock options and restricted stock, and payments sufficient to reimburse any associated excise tax liability and income tax resulting from such reimbursement. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability. Insurance benefits include disability insurance, and life insurance providing cumulative death benefits of approximately $30,000,000, including amounts provided under an arrangement through which the Company is to be reimbursed premiums from the benefit payments or cash surrender value.

The Company is obligated under an agreement with Zeev Bregman, the Chief Executive Officer of Comverse, to provide compensation and fringe benefits through February 1, 2007. Mr. Bregman receives a base monthly salary of 103,000 Israeli shekels, (resulting in a current annual salary equal to approximately $283,000). Mr. Bregman also is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee. Following termination of his employment with the Company the executive is entitled to continued fringe benefits for eighteen months. If the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus one year of additional annual salary and bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus, and the accelerated vesting of all stock options and restricted stock. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability.

The Company is obligated under an employment contract with David Kreinberg, its Executive Vice President and Chief Financial Officer, to provide compensation, severance, insurance and fringe benefits through February 1, 2007. Minimum salary payments under the contract currently amount to $325,000 per year. Mr. Kreinberg also is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee. Mr. Kreinberg’s targeted annual bonus is 77% of that year’s annual salary. Following termination of his employment with the Company the executive is entitled to receive a severance payment equal to $24,200 times the number of years from and including 1994, the first year of his employment with the Company, the amount of which payment increases at the rate of 10% per annum compounded for each year of employment following January 31, 2005, plus continued fringe benefits for eighteen months. In addition to the severance payment, if the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus one year of additional annual salary and bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus, the accelerated vesting of all stock options and restricted stock, and payments sufficient to reimburse any associated excise tax liability and income tax resulting from such reimbursement. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability. Insurance benefits include life insurance providing cumulative death benefits of approximately $17,500,000, including amounts provided under an arrangement through which the Company is to be reimbursed premiums from the benefit payments or cash surrender value.

Mr. Bodner is employed as President and Chief Executive Officer of Verint at an annual salary of $400,000. Mr. Bodner is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee of Verint. In addition, he also receives certain other fringe benefits.

Mr. Osborne is employed as President and Chief Executive Officer of Ulticom at an annual salary of $275,000. For fiscal year 2004, Mr. Osborne was eligible to receive a discretionary annual cash bonus determined by the Compensation Committee of Ulticom. Beginning with fiscal year 2005, Mr. Osborne is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee of Ulticom. In addition, he receives certain other fringe benefits.

Compensation of Directors

Each independent director receives compensation in the amount of (i) an annual $30,000 cash retainer, (ii) $1,500 for attendance at each Board meeting and (iii) $1,000 for attendance at each committee meeting of the Board. In addition, the Chairman of each of the Audit Committee and the Compensation Committee receive an annual $7,000 retainer. Each independent director also is entitled to receive an annual stock option grant under the Company’s Stock Option Plans entitling such director to purchase 17,000 shares of Common Stock at a price per share equal to the fair market value of the Common Stock as reported on the NASDAQ on the date two business days after the publication of the audited year-end financial statements of the Company. Twenty-five percent of the stock options vest quarterly on each of the last day of the Company’s first, second, third and fourth fiscal quarters.

Severance Benefits Following a Change in Control

The Company has instituted severance benefits arrangements for eligible employees, other than Messrs. Alexander, Bregman and Kreinberg (whose benefits are described above), due in the event of the termination of employment, within two years following a change in control of the Company, either by the Company without cause or by an employee under specified circumstances. In the event of such termination following a change in control, key executives, as designated from time to time by the Compensation Committee, are generally entitled to receive (a) payment of salary and pro-rated bonus through the date of termination (computed at the rates then in effect or, if higher, during specified periods prior to the date of change in control), (b) an additional payment equal to the sum of annual salary and bonus (as so computed), (c) the accelerated vesting of all stock options and retirement benefits, (d) continuation for one additional year of certain employment-related benefits and (e) in the discretion of the Compensation Committee, a payment in an amount necessary to discharge without cost to the employee any excise tax imposed in respect of the payments due under the severance arrangement. Other employees generally are entitled to receive, in the event of the involuntary termination of their employment following a change in control, (a) payment of their then current salary through the date of termination, (b) an additional payment equal to one month of salary for each year of employment with the Company, up to a maximum of twelve months, (c) the accelerated vesting of stock options and retirement benefits, and (d) continuation of certain employment-related benefits.

Compensation Committee Interlocks and Insider Participation

None.

Options to Purchase Subsidiary Shares

Certain executive officers and other employees of the Company and its subsidiaries, have been granted options to acquire shares of certain subsidiaries and affiliates of the Company, other than Comverse. Such option awards are not tied to the performance of the respective subsidiaries or affiliates, but generally are intended to incentivize employees in the units in which they are employed and for which they have direct responsibility. The amount of shares issuable upon exercise of such options varies among the subsidiaries and affiliates affected, not exceeding in any instance 20% of the shares outstanding of the respective subsidiary or affiliate assuming exercise in full. These options have terms ranging up to 15 years and become exercisable and vest over various periods ranging up to seven years from the date of initial grant. The exercise price of each option is equal to the higher of the book value of the underlying shares at the date of grant or the fair market value of such shares at that date determined by the Board of Directors of the applicable subsidiary or affiliate or by a committee of the Board of Directors of the Company.

These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries and affiliates than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Certain Relationships and Related Transactions

From February 1, 2004 until January 31, 2005, the Company paid or accrued legal fees to William F. Sorin, a director and Senior General Counsel of the Company, in the amount of $16,875 for legal services rendered to the Company during such period.

Report of the Compensation Committee Concerning Executive Compensation

The Compensation Committee is composed entirely of independent directors and is responsible for the establishment and oversight of the Company’s executive compensation program. In that regard, the Compensation Committee (i) reviews, recommends and approves the salary and incentive compensation of the Chairman and Chief Executive Officer, Chief Financial Officer and certain other executive officers of the Company; (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time; and (iii) performs such other duties as may from time to time be assigned by the Board with respect to compensation. The Compensation Committee meets at various times during the year and also takes actions by unanimous written consent.

The Company’s executive compensation program is intended to motivate and reward highly qualified executives for long-term strategic management, the enhancement of shareholder value and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The program is oriented heavily toward long-term incentive compensation tied to increases in shareholder value.

The Compensation Committee reviews the Company’s executive compensation program in the context of the compensation programs of other companies. The Compensation Committee directly engages a leading independent outside consultant to assist it in reviewing and evaluating the executive compensation program, including analyzing survey data comparing the competitiveness of the Company’s executive compensation with a select group of companies.

The key elements of the Company’s executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of equity compensation.

Base Salary

Salary levels throughout the Company’s distinct business units are reviewed annually and are adjusted periodically when the Company believes that adjustments are required, taking into account competitive factors in the industries and locations of the Company’s activities, as well as performance of the Company’s individual business units. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies.

Annual Cash Incentive Programs

Supplemental cash bonus awards are made in accordance with recommendations by senior management and in certain instances in accordance with formulas based on the financial performance of the Company or its individual business units.

The Company’s Named Executive Officers are eligible to receive annual cash bonuses. Such bonuses are determined by specific quantitative targets established in advance by the Compensation Committee of the Company or its subsidiaries.

The Compensation Committee of the Board of Directors of the Company established, pursuant to the Company’s 2004 Management Incentive Plan, performance goals for the year ended January 31, 2005 and the bonus amount to be earned for achieving the performance goals for Messrs. Alexander, Kreinberg and

Bregman. The actual cash bonus amount payable ranged from 0% to a maximum of 200% of the established targeted bonus and depended on whether performance met, exceeded or fell short of the established performance goals. Two-thirds of Mr. Alexander’s and Mr. Kreinberg’s targeted bonus was based upon the Company’s pro-forma net income and one-third was based upon the Company’s sales, while two-thirds of Mr. Bregman’s targeted bonus was based upon Comverse’s pro-forma operating income and one-third was based upon Comverse’s sales. All performance targets were exceeded for the year ended January 31, 2005 and Messrs. Alexander, Kreinberg and Bregman received annual bonuses in the amount of $898,218, $449,109 and $535,959, respectively.

The Compensation Committee of the Board of Directors of Verint established performance goals for the year ended January 31, 2005 and the bonus amount to be earned for achieving the performance goals for Dan Bodner, Verint’s President and Chief Executive Officer. The actual cash bonus amount payable to Mr. Bodner ranged from 0% to a maximum of 200% of the established targeted bonus and depended on whether performance met, exceeded or fell short of the established performance goals. One half of Mr. Bodner’s targeted bonus was based upon Verint’s pro-forma net income for fiscal year 2004 and the other half was based upon Verint’s revenue. All performance targets were exceeded for the year ended January 31, 2005 and Mr. Bodner received a bonus of $334,882.

The Compensation Committee of the Board of Directors of Ulticom determined the bonus for fiscal year 2004 for Shawn Osborne, Ulticom’s President and Chief Executive Officer. Mr. Osborne was awarded a discretionary bonus of $200,000 for fiscal year 2004.

Long-Term Incentive Program

Historically, employees of the Company have benefited from the Company’s practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the increase in the market price of the Company’s shares. Recently, the Company has reduced both the percentage of employees receiving long-term incentive compensation and the amount of options granted under the program. The Compensation Committee believes that equity-based incentive arrangements, such as employee stock options and restricted stock, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, and of building their long term commitment to the organization. The Company continues to emphasize stock option awards as an important element of the compensation package available to certain of its executives and employees, and is evaluating the merits of stock option awards going forward in the context of recent regulations concerning the accounting treatment of such awards. The Company considers both available competitive data and subjective performance evaluations in determining the amount of long-term incentive compensation to grant to its officers and key employees. Stock options and restricted stock typically vest in increments over four years to encourage long-term commitment to the Company by the grantees.

In consultation with a leading independent outside consultant, the Company granted stock options and restricted stock to certain executive officers during fiscal year 2004. Those grants were designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The number of shares subject to each option and restricted stock grant issuance is based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions, the individual’s potential for increased responsibility and promotion over the term of the award and the individual’s personal performance in recent periods.

Certain key executives and other employees have options entitling them to acquire shares of certain of the Company’s subsidiaries, as a means of providing incentives directly tied to the performance of those business units with which the recipients are directly involved. (See “Options to Purchase Subsidiary Shares”). These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company’s other four most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. Incentive compensation awarded to executive officers under the shareholder approved 2004 Management Incentive Plan is deductible.

Compensation of the Chief Executive Officer

The Board of Directors believes Mr. Alexander, the Chairman and Chief Executive Officer, has provided effective leadership and executed a successful business plan for the Company.

The Compensation Committee believes that Mr. Alexander has guided the Company successfully attracted and retained a high caliber management team, and increased both revenues and profitability.

Base Salary. Mr. Alexander received a base salary of $671,951 for fiscal year 2004 pursuant to his employment agreements. Mr. Alexander also is entitled to certain perquisites, which are set forth in greater detail in “Executive Compensation”.

Annual Incentive Program. For fiscal year 2004, Mr. Alexander received a $898,218 bonus awarded to him as determined by specific quantitative targets established in advance by the Compensation Committee. See “Annual Cash Incentive Programs” above.

Long-Term Compensation. In consultation with a leading independent consulting firm, the Compensation Committee awarded Mr. Alexander 92,100 restricted shares and 182,100 stock options in fiscal year 2004. As with the stock options provided to all other Company employees, Mr. Alexander’s options will vest over four years and have a ten-year term. In addition, the restricted shares will vest over four years. The realization of remuneration from Mr. Alexander’s equity awards will depend on the future performance of the Company and the value of its stock.

The Compensation Committee
John H. Friedman, Chairman
Sam Oolie
Ron Hiram

Stock Performance Graph

The following table compares the five year cumulative return on a hypothetical investment in Comverse Technology, Inc. (CMVT), the S&P 500 Index and the S&P 500 Communications Equipment Index, assuming an investment of $100 on January 31, 2000 and the reinvestment of any dividends. The performance shown is not necessarily indicative of future performance.

Total Return To Shareholders

(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE Years Ending
Company / Index	Jan01	Jan02	Jan03	Jan04	Jan05
COMVERSE TECHNOLOGY INC	58.06	-81.14	-55.45	84.35	27.35
S&P 500 INDEX	-.90	-16.15	-23.02	34.57	6.23
S&P 500 COMMUNICATIONS EQUIPMENT	-38.31	-70.75	-48.34	77.85	-16.44

Company / Index		INDEXED RETURNS Years Ending
	Base Period Jan00	Jan01	Jan02	Jan03	Jan04	Jan05
COMVERSE TECHNOLOGY INC	100	158.06	29.81	13.28	24.48	31.18
S&P 500 INDEX	100	99.10	83.10	63.97	86.09	91.45
S&P 500 COMMUNICATIONS EQUIPMENT	100	61.69	18.04	9.32	16.58	13.85

Report of the Audit Committee Concerning the Company’s Audited Financial Statements for the Fiscal Year Ended January 31, 2005

The Audit Committee of the Board of Directors of the Company is comprised of solely independent directors, as defined in the applicable NASDAQ and SEC rules and operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website, www.cmvt.com. The duties of the Audit Committee are summarized in this proxy statement under “Committees of the Board of Directors” and are more fully described in the Audit Committee Charter.

Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards promulgated by the Public Company Accounting Oversight Board and auditing management’s assessment of internal control over financial reporting and D&T’s review and report on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also met in private sessions with the independent registered public accounting firm at certain of its meetings, without management present, to discuss financial management, accounting and internal control issues.

The Audit Committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of January 31, 2005, which it made using criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended January 31, 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has

selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

The Audit Committee
Ron Hiram, Chairman
John H. Friedman
Sam Oolie

The information contained in the (i) Report of the Audit Committee, (ii) Report of the Compensation Committee and (iii) Performance Graph shall not be deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal No. 1—Election of Directors

It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Shareholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander	Raz Alon	Itsik Danziger
John H. Friedman	Ron Hiram	Sam Oolie
William F. Sorin

The Board of Directors recommends the election at the Annual Meeting of the seven individuals named above.

Proposal No. 2—Adoption of the Company’s 2005 Stock Incentive Compensation Plan

Introduction

The Board of Directors has approved the 2005 Stock Incentive Compensation Plan (the “Incentive Plan”) and has recommended that the Incentive Plan be submitted to the shareholders for adoption at the Annual Meeting. The purposes of the Incentive Plan are to attract, retain and motivate directors, employees and consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that is intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code. Shareholder approval of the Incentive Plan is required by the NASDAQ, where our stock is listed, and is necessary to ensure that the Company is not limited in deducting for income tax purposes certain “performance-based compensation,” and is also necessary in order to be able to grant our employees incentive stock options (or ISOs). As of April 15, 2005, 21,505,861 shares of Common Stock were reserved for issuance upon the exercise of stock options then outstanding and 4,348,930 shares of Common Stock were available for future grant under the Company’s stock incentive plans. The outstanding options have a weighted average exercise price of $15.64 and an average term to expiration of 6.54 years.

The Board of Directors recommends a vote for the adoption of this proposal.

Summary of the Incentive Plan

The following summary describes the material terms of the Incentive Plan but is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Annex A to this Proxy Statement. Capitalized terms not otherwise defined in this summary have the meanings given to them in the text of the Incentive Plan.

Administration. The Incentive Plan is administered by the Compensation Committee, which consists of at least three directors who are “non-employee directors” as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to determine the recipients of Awards (as defined below), the timing of Awards and the type, size and terms of each Award. It also has the authority to construe, interpret and implement the Incentive Plan, including adopting rules thereunder.

Shares Available Under the Incentive Plan. The total number of shares of Common Stock available for Awards under the Incentive Plan is currently 6,000,000 shares. These shares may consist of authorized and unissued shares or treasury shares. The maximum number of shares of Common Stock subject to all Awards that may be awarded to any participant in the Incentive Plan may not exceed 1,000,000 during any calendar year (the “Individual Limit”). These numbers may be adjusted upon changes in the capitalization of the Company. In addition, if any shares subject to an Award are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, will again be available for Awards under the Incentive Plan. Lastly, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company do not (i) reduce the shares available for Awards under the Incentive Plan or (ii) count against the Individual Limit.

Eligibility. Employees or consultants of the Company or any of its subsidiaries or affiliates and non-employee directors of the Company selected by the Compensation Committee are eligible to receive Awards under the Incentive Plan (each, a “Plan Participant”). As of January 31, 2005, the Company estimates that it had approximately 5,100 employees, consultants and non-employee directors. As of that date, no Awards had been made under the Incentive Plan, and it is not possible to determine the benefits or amounts that will be received by any particular employee, consultant, non-employee director or group of them in the future.

Awards Under the Incentive Plan. The Incentive Plan provides, in general, for grants of incentive stock options described in Code Section 422 (“ISOs”), options to acquire Common Stock that do not qualify as ISOs (“Nonqualified Options”, and, together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and deferred stock (“Deferred Stock”) (each of the foregoing grants, an “Award”). Awards may be granted alone or in tandem, and on such terms and conditions as the Compensation Committee determines, subject to certain limitations contained in the Incentive Plan.

Options and SARs. An Option Award is the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Compensation Committee) from the Company for a specified time period at a fixed price. The option agreement will specify when an Option may be exercised and conditions applicable to it. The exercise price of each Option will be determined by the Compensation Committee, but the exercise price of an ISO must not be less than the Fair Market Value (as defined in the Incentive Plan) of a share of Common Stock on the grant date. The exercise price of an ISO granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary (“Ten Percent Shareholder”) must not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. If granted expressly in lieu of cash compensation, the exercise price of a Non-Qualified Option may be set at a discount of not more than 15% from Fair Market Value on the grant date.

Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option is to be paid in full at the time of the exercise, in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however, that shares used for payment must be shares of Common Stock held by the optionee for more than six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Compensation Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock. In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Compensation Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Incentive Plan.

A SAR Award is the right to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Compensation Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. A SAR may be granted in tandem with an Option (“Tandem SAR”) or separately (“Freestanding SAR”). A Tandem SAR may be granted at the time of the Option grant or at any time during the Option term, and will be exercisable to the extent that the related Option is exercisable. Upon exercise of a SAR, a Plan Participant will receive an amount equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the exercise date over the SARs base price, which will be (i) the related Option price, in case of a Tandem SAR, and (ii) as determined by the Compensation Committee (but not less than 85% of the Fair Market Value of the Common Stock on the grant date) in the case of a Freestanding SAR.

The term of an Option or a SAR may not be greater than 10 years, except that the term of an ISO granted to a Ten Percent Shareholder may not be greater than five years. No SAR can be exercised within the first six months of its grant. If a Plan Participant’s service with the Company or its affiliates terminates by reason of death or disability, all unexercised Options and SARs held by him or her become immediately exercisable, unless otherwise specified in the Award agreement. If a Plan Participant’s service with the Company or its affiliates terminates for any other reason, all unexercised Options and SARs held by him or her terminate on the date specified in the Award agreement or, if none is specified, 90 days after such termination of service, except that all unexercised Options and SARs held by a non-employee director terminate on the date specified in the Award agreement, or, if none is specified, three years after such termination of service. However, the Compensation Committee may extend the period during which a Plan Participant may exercise an Option or SAR for not more than three years after termination of his or her service with the Company or its affiliates.

Deferred Stock and Restricted Stock. Deferred Stock Awards are agreements by the Company to deliver a specified number of shares of Common Stock at the end of a specified deferral period. Dividends declared during the deferral period with respect to shares covered by a Deferred Stock Award may or may not be paid, deferred or reinvested as determined by the Compensation Committee and specified in the Deferred Stock agreement. The deferral period, which is determined by the Compensation Committee, shall provide a three-year minimum period before a deferred stock award shall be fully delivered. The Compensation Committee may condition the grant of Deferred Stock Awards or the expiration of the deferral period upon the holder’s achievement of specified performance goals. The Compensation Committee may accelerate the delivery of Deferred Stock Awards or waive the deferral limitations on such Awards in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Restricted Stock Awards are grants of shares of Common Stock that are subject to forfeiture upon the happening of specified events. Restricted Stock Awards will be evidenced by Restricted Stock agreements. Unless otherwise determined by the Compensation Committee, during the restriction period the holder will have the right to receive dividends on and vote the shares of Restricted Stock. The restriction period, which is determined by the Compensation Committee, shall provide a three-year minimum period before a restricted stock award shall fully vest. The Compensation Committee may condition the grant of Restricted Stock Awards or the expiration of the restriction period upon the holder’s achievement of specified performance goals. The Compensation Committee also may modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Performance Based Awards. The Compensation Committee may condition the grant or vesting of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the holder’s achievement of a “performance goal” that is established by the Compensation Committee before the grant of the Award. For this purpose, a “Performance Goal” means a goal that must be met by the end of a period specified by the Compensation Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the per share price of the Common Stock; (ii) the market share of the Company, its subsidiaries or affiliates (or any business unit thereof); (iii) sales by the Company, its subsidiaries or affiliates (or any business unit thereof); (iv) earnings per share of Common Stock; (v) pre-tax or net income of the Company, its subsidiaries or affiliates (or any business unit thereof); (vi) net revenue, operating income, or cash flow of the Company, its subsidiaries, or affiliates (or any business unit thereof); (vii) return on assets, investments or shareholder equity of the Company; or (viii) costs of the Company, its subsidiaries or affiliates (or any business unit thereof). In addition, Performance Goals may be based on comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing criteria. An Award that is subject to the achievement of a Performance Goal is, for the purposes of the Incentive Plan, referred to as a “Performance Based Award.” The Compensation Committee has discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period, the Compensation Committee must certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Compensation Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

In general, payments under Performance Based Awards are intended to constitute qualified performance-based compensation which, if received by an employee (a “Section 162(m) Covered Employee”) covered by Section 162(m) of the Code (“Section 162(m)”) (generally, the Company’s Chief Executive Officer and four other highest paid executive officers), would be excluded from the Section 162(m) limit on deductibility.

Transferability. In general, Awards may not be pledged, assigned or transferred for any reason during the holder’s lifetime. The Compensation Committee may grant Awards (except ISOs) that are transferable by the holder during his lifetime, provided that the transferee of the holder is subject to the provisions of the agreement between the Company and the holder.

Adjustments Upon a Change in Control. Upon the occurrence of any “change in control” of the Company (as defined in the Incentive Plan), other than a “hostile change in control” (as defined in the Incentive Plan), the Compensation Committee may elect to provide that all outstanding Options and SARs will immediately vest and become exercisable, each Deferral Period and Restriction Period will immediately lapse or all shares of Deferred Stock subject to outstanding Awards will be issued and delivered to holders. In the event of “hostile change in control,” each of the foregoing actions would occur automatically upon such change in control. Before any change in control, the Compensation Committee may, without the consent of any holder of an Option or SAR, (i) require the entity effecting a change in control to assume all outstanding Options and SAR or substitute equivalent options and stock appreciation rights, or (ii) terminate and cancel all outstanding Options and SARs upon the change in control and cause the payment to each holder of Options and SARs a cash amount calculated in accordance with the Incentive Plan.

Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a regular cash dividend, the Board may make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock will be issued as a result of such adjustment, and the Compensation Committee may determine to pay the Fair Market Value of any fractional shares resulting from such adjustments in cash.

Tax Withholding. In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the holder of the Award to taxation, the Company will have the right (a) (1) to require the holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the holder.

Effective Date, Termination and Amendment. The Incentive Plan will become effective upon approval by the shareholders of the Company and will remain in effect until the earlier of June 16, 2015 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall (i) increase (with certain exceptions) the number of shares available for issuance under the Incentive Plan, (ii) reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; (iii) modify the Individual Limit (with certain exceptions), (iv) change the class of individuals eligible to receive an Award, or (v) materially change the provision of the Incentive Plan setting forth the types of amendments requiring shareholders approval.

Certain Federal Income Tax Consequences

Set forth below is a general summary of certain of the principal federal income tax consequences to Plan Participants and the Company of Awards under the Incentive Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to Plan Participants or the Company of such Awards. This discussion is based on the Code as currently in effect.

Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the Plan Participant or a deduction to the Company. Ordinary income generally will be recognized by Plan Participants at the time the Nonqualified Option is exercised. The amount of such income generally will be equal to the excess of the fair market value of the shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction at the same time and in the same amount as the Plan Participant recognizes ordinary income in connection with the exercise of a Nonqualified Option (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code). Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold).

ISOs are intended to be incentive stock options under the Code. Upon the grant or exercise of an incentive stock option complying with the Code, the Plan Participant does not realize income and the Company is not entitled to any deduction. However, the excess of the fair market value of the Common Stock as of the exercise date over the exercise price will constitute an adjustment to the Plan Participant’s taxable income for purposes of the alternative minimum tax. If the shares of Common Stock are not disposed of within the one-year period beginning on the Option exercise date, or within the two-year period beginning on the Option grant date, any profit realized by the Plan Participant upon such disposition will be taxed as capital gain and the Company will receive no deduction. If the shares of Common Stock are disposed of within the one-year period from the date of Option exercise or within the two-year period from the Option grant date, the excess of the fair market value of the shares on the exercise date or generally, if less, the fair market value on the disposition date, over the exercise price will be taxable as ordinary income of the Plan Participant at the disposition date, and the Company will be generally entitled to a corresponding deduction (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code).

If a Section 162(m) Covered Employee’s taxable compensation from the Company in any year (including compensation related to Options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by the Company under Section 162(m). Section 162(m) Covered Employees are determined at the end of the Company’s taxable year. Excluded from the calculation of taxable compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m). Compensation realized upon the exercise of an Option granted under the Incentive Plan with an exercise price of not less than Fair Market Value on the grant date is intended to qualify as “performance-based” under Section 162(m) so that such compensation may be deductible without regard to the limits of Section 162(m).

If an Option is exercised through the use of Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares which may result in the recognition of ordinary income in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

Stock Appreciation Rights. No income will be recognized by a Plan Participant who is awarded an SAR until cash, Restricted Stock or Deferred Stock representing the amount of the appreciation are transferred to the Plan Participant pursuant to exercise of the SAR. If the settlement or vesting of Common Stock transferred upon exercise is deferred following the date of exercise, income recognition will generally be deferred until the date of vesting. The amount of income will equal the amount of cash or fair market value of Common Stock delivered to the Plan Participant and will be ordinary income. The Company will generally be entitled to a deduction at the same time and in the same amount (subject to the satisfaction of Section 162(m) of the Code, in the case of SARs subject thereto, and Section 280G of the Code). Compensation realized upon the exercise of an SAR granted under the Incentive Plan with an exercise price or base price, as the case may be, of not less than Fair Market Value on the grant date is intended to qualify as “performance based” under Section 162(m) so that compensation may be deductible without regard to the limits of Section 162(m).

Restricted Stock and Deferred Stock. A Plan Participant who is awarded Restricted Stock or Deferred Stock will not be taxed at the time of grant unless, in the case of Restricted Stock, the Plan Participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code, as discussed below. Upon lapse of the restrictions on transferability applicable to the Restricted Stock or upon the expiration of the deferral period applicable to Deferred Stock, the Plan Participant will recognize ordinary income on the then fair market value of the Restricted Stock or Deferred Stock and a corresponding deduction will generally be allowable to the Company (subject to the satisfaction of an exclusion from Section 162(m) limit in the case of Restricted Stock or Deferred Stock held by Section 162(m) Covered

Employees and to Section 280G of the Code). In such case, the Plan Participant’s basis in the Common Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Common Stock, the Plan Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Plan Participant may elect (a “Section 83(b) Election”) within 30 days of the grant of Restricted Stock to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of grant (determined without regard to any restrictions which may lapse). In that case, the Plan Participant will acquire a tax basis in such Common Stock equal to the ordinary income recognized by the Plan Participant on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the Restricted Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Restricted Stock with respect to which a Plan Participant previously made a Section 83(b) Election, the Plan Participant will not be entitled to a loss deduction.

Change in Control Payments. If any payments under the Incentive Plan are contingent on a change in control within the meaning of Section 280G of the Code (which could include, for example, the accelerated vesting of Options upon a change in control), then the Company may be denied an income tax deduction and the Plan Participant may be subject to a 20 percent excise tax in addition to income taxes which may otherwise be imposed on a portion of such payments. (See “Employment Agreements” and “Severance Benefits Following a Change in Control”).

Other. The closing price of a share of Common Stock on the NASDAQ on April 15, 2005 was $22.73 per share.

Proposal No. 3—Ratification of Engagement of Independent Registered Public Accounting Firm

Shareholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP (“D&T”) to serve as the independent registered public accounting firm of the Company for the year ending January 31, 2006. D&T has served as the Company’s independent registered public accounting firm since 1988. A representative of the firm is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the adoption of this proposal.

Independent Registered Public Accounting Firm Fees

The following table sets forth the approximate aggregate amount of fees earned for professional services rendered by D&T to the Company and its subsidiaries (including Comverse, Verint, Ulticom, Starhome, Startel and CTI Capital) for fiscal year 2003 and fiscal year 2004:

	Fiscal Year 2003	Fiscal Year 2004
Audit Fees:(1)	$1,448,000	$2,325,000
Audit-Related Fees:(2)	$18,000	$140,000
Tax Fees:(3)	$328,000	$209,000
All Other Fees:(4)	$17,000	$32,000

Total D&T Fees:	$1,811,000	$2,706,000

(1)	The aggregate fees for professional services rendered by D&T for the audits of the Company’s consolidated annual financial statements and internal control over financial reporting, review of consolidated quarterly financial statements and services that are normally provided by D&T in connection with statutory and regulatory filings or engagements. Audit fees include fees of $793,000 for the year ended January 31, 2005, in connection with the audit of internal control over financial reporting for purposes of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	The aggregate fees for assurance and related services by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees, consisting primarily of due diligence related to mergers and acquisitions.
(3)	The aggregate fees for professional services rendered by D&T for worldwide tax compliance, advice and planning. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of D&T’s independence.
(4)	The aggregate fees for products and services provided by D&T, other than the services reported as audit, audit-related or tax fees. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of D&T’s independence.

Policy for Audit, Audit Related and Non-Audit Services

Consistent with SEC policies regarding the independent registered public accounting firm’s independence, the Company and the Audit Committee are committed to ensuring the independence of the independent registered public accounting firm, both in appearance and in fact. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other non-audit services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. All audit-related, tax and other fees were pre-approved by the Audit Committee.

Shareholder Proposals for 2006 Annual Meeting

The Company currently expects to hold its next Annual Meeting of Shareholders on or about June 16, 2006. Any shareholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than January 9, 2006. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. A shareholder who wishes to make a proposal at the 2006 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no later than March 25, 2006 in order for the notice to be considered timely under Rule 14a-4 of the Securities and Exchange Commission.

Shareholders who wish to recommend individuals as nominees for director for consideration by the Corporate Governance and Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Corporate Governance and Nominating Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by January 9, 2006 will be considered for nomination at the 2006 Annual Meeting of Shareholders.

Other Business

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,
William F. Sorin
Secretary

New York, New York

May 9, 2005

Annex A

COMVERSE TECHNOLOGY, INC.

2005 STOCK INCENTIVE COMPENSATION PLAN

1. Purposes of the Plan.

The purposes of the Plan are to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that is intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

2. Definitions.

2.1 “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2 “Award” means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means: (i) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a “Change in Control” hereunder.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least three members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

2.7 “Common Stock” means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.8 “Company” means Comverse Technology, Inc., a New York corporation, or any successor corporation.

2.9 “Consultant” means any person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.10 “Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

2.11 “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.12 “Deferred Stock” means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.13 “Director” means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

2.14 “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.15 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Common Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

2.16 “Holder” means an individual to whom an Award is made.

2.17 “Hostile Change in Control” means any Change in Control described in Section 2.4(ii) that is not approved or recommended by the Board.

2.18 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.19 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor definition adopted by the Securities and Exchange Commission.

2.21 “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22 “Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.24 “Plan” means the Comverse Technology, Inc. 2005 Stock Incentive Compensation Plan herein set forth, as amended from time to time.

2.25 “Restricted Stock” means Common Stock awarded under Section 7 of the Plan.

2.26 “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.27 “Retirement” means retirement from Continuous Service pursuant to the relevant provisions of the applicable pension plan of the applicable entity or as otherwise determined by the Committee.

2.28 “SAR” means a stock appreciation right awarded under Section 9 of the Plan.

2.29 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.30 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. Eligibility.

3.1 Any Director, Employee or Consultant is eligible to receive an Award.

4. Administration and Implementation of Plan.

4.1 The Plan shall be administered by the Compensation Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Directors, Employees and Consultants to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Director, Employee or Consultant, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

4.2 The Committee’s powers shall include, but not be limited to: determining whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock, Restricted Stock, Deferred Stock or some combination thereof; determining whether, to what extent and under what circumstances an Award is made and operates in tandem with other Awards made hereunder; determining whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); granting Awards (other than Incentive Stock Options) that are transferable by the Holder; and determining the extent to which any Award is required to comply, or not comply, with Section 409A of the Code.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations, as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on all Holders.

4.4 The Committee may condition the grant or vesting of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the per share price of the Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) pre-tax or net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vi) net revenue, operating income, or cash flow of the Company, its Subsidiaries, or Affiliates (or any business unit thereof), (vii) return on assets, investments or shareholder equity of the Company, or (viii) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof). In addition, Performance Goals may be based on comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing criteria. An Award that is subject to the achievement of a Performance Goal shall, for the purposes of the Plan, be referred to as a “Performance

Based Award.” The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

5. Shares of Stock Subject to the Plan.

5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 6,000,000 shares.

5.2 The maximum number of shares of Common Stock subject to all Awards that may be awarded to any Director, Employee, or Consultant shall not exceed 1,000,000 during any calendar year (the “Individual Limit”). Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on shares of Common Stock of any transaction or event described in Section 10.

5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6. Deferred Stock.

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions.

6.1 Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

6.2 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Holder’s account.

6.3 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award may or may not be paid to the Holder currently, or may or may not be deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

6.4 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the

Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Deferred Stock Award to such Employee or Consultant or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee. The Deferral Period shall provide a three-year minimum period before a Deferred Stock award shall be fully delivered.

6.5 The Deferred Stock agreement shall specify the duration of the Deferral Period and the performance, employment or other conditions (including the termination of a Holder’s Continuous Service whether due to death, disability, Retirement or other cause) under which the Deferred Stock may be forfeited to the Company. The Deferral Period may consist of one or more installments. The Deferral Period shall be determined at the discretion of the Committee. At the end of the Deferral Period or any installment thereof (unless the Holder elects a longer period for distribution, if permitted by the Committee) the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

7. Restricted Stock.

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee or Consultant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1 Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

7.2 Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3 Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder shall have the right to receive dividends on and to vote the shares of Restricted Stock.

7.4 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee or Consultant’s achievement of one or more Performance Goal(s) specified in the Restricted Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Restricted Stock to such Employee or Consultant or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company. The Restriction Period shall provide a three-year minimum period before a Restricted Stock award shall fully vest.

7.5 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including the termination of a Holder’s Continuous Service whether due to death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. The Restriction Period shall be determined at the discretion of the Committee. At the end of the Restriction Period (unless the Holder elects a longer period for distribution, if permitted by the Committee) the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

8. Options.

Options give an Employee, Consultant or Director the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Employees may be either Incentive Stock Options or Non-Qualified Options. Options granted to Directors and Consultants shall be Non-Qualified Options. The grant of Options shall be subject to the following terms and conditions:

8.1 Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

8.2 The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant only if granted expressly in lieu of cash compensation, and the option price may be set at a discount of not more than 15% from the Fair Market Value of a share of Common Stock on the date of grant.

8.3 The Option agreements shall specify when an Option may be exercised and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

8.4 Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. Incentive Stock Options may not be granted to employees of Affiliates.

8.5 No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8. Notwithstanding the foregoing, the Holder may designate a beneficiary of the Holder’s Incentive Stock Option in the event of the Holder’s death on a beneficiary designation form if such a form is provided by the Committee.

8.6 Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option shall be paid in full at the time of the exercise in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however that shares used for payment must be shares of Common Stock held by the Holder for a period of more than six (6) months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

8.7 With the Holder’s consent, the Committee may amend any outstanding Option to deliver shares of Deferred Stock or Restricted Stock instead of Common Stock.

8.8 If a Holder’s Continuous Service terminates by reason of death, any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder’s transferee or legal representative, until one (1) year after such termination of Continuous Service.

8.9 Except as provided in an Option agreement, if a Holder’s Continuous Service terminates by reason of disability (as determined by the Committee), any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), until the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of Continuous Service.

8.10 If a Holder’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, 90 days after such termination of Continuous Service, except that if a Director’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, three years after such termination of Continuous Service.

8.11 The Committee or the Board may in their discretion extend the period during which an Option held by a Director, Employee or Consultant may be exercised to such period, not to exceed three years following the termination of a Director’s, Employee’s or Consultant’s Continuous Service, as the Committee or the Board may determine to be appropriate in any particular instance. The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of Options in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

9. Stock Appreciation Rights.

SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

9.1 SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

9.2 The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 85% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

9.3 A SAR shall entitle the Holder to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.3, 8.5, 8.7, 8.8, 8.9, 8.10, and 8.11.

10. Adjustments Upon Changes in Capitalization.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a regular cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit set forth in Section 5.2, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Committee may determine to pay the Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section in cash to the Holder.

11. Adjustments Upon a Change in Control.

Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change in Control), the Committee may elect to provide that all outstanding Options and SARs shall immediately vest and become exercisable, each Deferral Period and Restriction Period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Holder. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Holder of an Option, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Option and SAR or substitute an equivalent option or stock appreciation right therefor or (ii) terminate and cancel all outstanding Options and SARs upon the Change in Control and cause the payment to the Holder of each such Option or SAR, cash equal to the product of (x) the excess, if any, of the Fair Market Value of Common Stock on the date of the Change in Control over the exercise price (or base price) of such Option or SAR and (y) the number of shares of Common Stock subject to such Option or SAR. For the purposes of this Section, an Option or SAR shall be considered assumed if, following the closing of the Change in Control transaction, the Option or SAR confers the right to purchase (or determines appreciation), for each share of Common Stock subject to the Option or SAR immediately prior to the closing of such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Change in Control transaction was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Common Stock subject to the Option or SAR, to be solely (or to be based solely on) common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in such transaction.

12. Effective Date, Termination and Amendment.

The Plan shall become effective upon approval of the Plan by the shareholders of the Company and shall remain in full force and effect until the earlier of June 16, 2015 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall:

12.1 Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

12.2 Reduce the exercise or base prices of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise or base price of such Options or SARs immediately preceding such cancellation or amendment;

12.3 Modify the Individual Limit (except as provided Section 10);

12.4 Change the class of individuals eligible to receive an Award; or

12.5 Materially change the provisions of this Section 12.

Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

13. Transferability.

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during such Holder’s lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

14. General Provisions.

14.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Holder any right with respect to Continuous Service, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the Continuous Service of any Holder at any time.

14.2 In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Holder to taxation, the Company shall have the right (a) (1) to require the Holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 14.2, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company. Notwithstanding the foregoing, the Holder shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the preceding sentence) to cover the amount of such Withholding Tax. Each election by a Holder to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

14.3 With respect to Holders subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.4 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of New York and construed accordingly.

COMVERSE TECHNOLOGY, INC.

909 Third Avenue New York, New York 10022

Proxy for Annual Meeting of Shareholders on June 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMVERSE TECHNOLOGY, INC.

The undersigned having received the Notice of Meeting and Proxy Statement of Comverse Technology, Inc. (the “Company”), dated May 9, 2005, and Annual Report for the fiscal year ended January 31, 2005, hereby appoints and constitutes Kobi Alexander, David Kreinberg and William Sorin, and each of them, proxies with full power of substitution to vote for the undersigned at the Company’s Annual Meeting of Shareholders to be held on June 16, 2005, and at any adjournments thereof (the “Annual Meeting”), as follows and in their discretion upon any other matters that may properly come before the Annual Meeting:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF COMVERSE TECHNOLOGY, INC.

June 16, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

1. Election of Directors:

FOR ALL NOMINEES

NOMINEES: O 1—Kobi Alexander

O 2—Raz Alon

O 3—Itsik Danziger

O 4—John H. Friedman

O 5—Ron Hiram

O 6—Sam Oolie

O 7—William F. Sorin

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)

2. Adoption and approval of the Company’s 2005 Stock Incentive Compensation Plan.

FOR

AGAINST

ABSTAIN

3. Ratification of the engagement of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the year ending January 31, 2006.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

If no direction is made, this proxy will be voted FOR all management nominees listed and FOR Proposals 2 (Adoption and approval of the Company’s 2005 Stock Incentive Plan) and 3 (Ratification of Deloitte & Touche LLP as the independent registered public accounting firm).

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.